INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement on Form S-8 of AgroCan Corporation of our report dated December 22, 2000, relating to the consolidated financial statements of AgroCan Corporation and subsidiaries, which report appears on page F1 of Form 10KSB (File No. 000-25963) of AgroCan Corporation.



/s/  Horwath Gelfond Hochstadt Pangburn P.C.
--------------------------------------------
HORWATH GELFONG HOCHSTADT PANGBURN, P.C.

Denver,  Colorado
March 23, 2001.


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